Exhibit 1.1

Execution Version

DCP MIDSTREAM OPERATING, LP

$325,000,000 5.375% Senior Notes due 2025

guaranteed by

DCP Midstream, LP

UNDERWRITING AGREEMENT

January 16, 2019

Mizuho Securities USA LLC

Barclays Capital Inc.

SunTrust Robinson Humphrey, Inc.

       As Representatives of the several Underwriters

c/o Mizuho Securities USA LLC

Attn: Debt Capital Markets

320 Park Avenue, 12th Floor

New York, NY 10022

Ladies and Gentlemen:

DCP Midstream Operating, LP, a Delaware limited partnership (the “Operating Partnership”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $325,000,000 aggregate principal amount of its 5.375% Senior Notes due 2025 (the “Notes”), to be fully and unconditionally guaranteed on a senior, unsecured basis by DCP Midstream, LP, a Delaware limited partnership (the “Partnership”) (the “Guarantee” and, together with the Notes, the “Securities”). The Notes are to be issued as “Additional Notes” pursuant to an indenture dated as of September 30, 2010 (the “Base Indenture”), among the Operating Partnership, the Partnership, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture dated as of June 14, 2012 (the “Third Supplemental Indenture”) and the Seventh Supplemental Indenture dated as of July 17, 2018 (the “Seventh Supplemental Indenture” and, together with the Base Indenture and the Third Supplemental Indenture, the “Indenture”), pursuant to which the Operating Partnership previously issued, on July 17, 2018, $500,000,000 in aggregate principal amount of its 5.375% Senior Notes due 2025 (the “Original Notes”). The Notes and the Original Notes will be treated as a single class of debt securities under the Indenture.

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Final Prospectus or the Disclosure Package shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the

Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 23 hereof.

This is to confirm the agreement by and among the Partnership, DCP Midstream GP, LP, a Delaware limited partnership (the “General Partner”), DCP Midstream GP, LLC, a Delaware limited liability company (“DCP Midstream GP, LLC”), the Operating Partnership and DCP Midstream Operating, LLC, a Delaware limited liability company (the “OLP GP” and, collectively with the Operating Partnership, the Partnership, the General Partner and DCP Midstream GP, LLC, the “Partnership Entities” and each, a “Partnership Entity”), and the Underwriters concerning the purchase of the Notes from the Operating Partnership by the Underwriters. The subsidiaries of the Partnership listed on Schedule II hereto are referred to collectively as the “Operating Subsidiaries” and individually as an “Operating Subsidiary.”

1.    Representations, Warranties and Agreements of the Partnership Entities. Each of the Partnership Entities, jointly and severally, represents, warrants and agrees:

(a)    Registration. The Partnership and the Operating Partnership meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission a registration statement on Form S-3 (File Nos. 333-221419 and 333-221419-01), including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective and no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Entities, threatened by the Commission. The Partnership and the Operating Partnership may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Partnership and the Operating Partnership will file with the Commission a Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act and the Rules and Regulations, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b)    No Material Misstatements or Omissions in Registration Statement or Final Prospectus. On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules and regulations thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Entities make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(c)    No Material Misstatements or Omissions in Disclosure Package. The Disclosure Package and each electronic road show (as defined in Rule 433), when taken together as a whole with the Disclosure Package, did not, as of the Execution Time, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)    Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement or any Preliminary Prospectus did not, and the Final Prospectus when it is first filed in accordance with Rule 424(b) and any further documents filed and incorporated by reference therein will not, when filed with the Commission, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)    Status as “Well-Known Seasoned Issuer.” Each of the Partnership and the Operating Partnership was (i) at the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Operating Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, a “well-known seasoned issuer” (as defined in Rule 405). Neither the Partnership nor the Operating Partnership was, at the earliest time after the filing of the Registration Statement at which the Operating Partnership, the Partnership or another offering participant made a bona fide offer relating to the Securities, an “ineligible issuer” (as defined in Rule 405). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the Closing Date.

(f)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)    Free Writing Prospectus Conforms to Requirements of the Act. Each Issuer Free Writing Prospectus, including the Final Term Sheet prepared and filed pursuant to Section 5(g), conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Partnership and the Operating Partnership have complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. Neither the Partnership nor the Operating Partnership has made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership and the Operating Partnership have retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Partnership and the Operating Partnership filed the Registration Statement before using any Issuer Free Writing Prospectus and each Issuer Free Writing Prospectus, if any, was accompanied or preceded by a Preliminary Prospectus satisfying the requirements of Section 10 of the Act. Each of the Partnership and the Operating Partnership has taken all actions necessary so that any road show (as defined in Rule 433) in connection with the offering of the Securities will not be required to be filed pursuant to the Rules and Regulations.

(h)    Formation and Qualification of the Partnership Entities. Each of the Partnership Entities has been duly formed and is validly existing in good standing as a limited partnership or limited liability company, as the case may be, under the laws of the State of Delaware with full limited partnership or limited liability company power and authority, as the case may be, necessary to own or lease its properties currently owned or leased and to conduct its business as currently conducted, in each case in all material respects as described in the Disclosure Package and the Final Prospectus, and each of the Partnership Entities is duly registered or qualified to do business and is in good standing as a foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure to so register or qualify would not reasonably be expected, individually or in the aggregate, to (i) have a material adverse effect on the condition (financial or otherwise), partners’ equity, results of operations, properties, business or prospects of the Partnership Entities and Operating Subsidiaries, taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(i)    Formation and Qualification of the Operating Subsidiaries. Each of the Operating Subsidiaries has been duly formed or incorporated and is validly existing in good standing as a limited partnership, limited liability company, general partnership, or corporation, as the case may be, under the laws of its jurisdiction of organization with full limited partnership, limited liability company, general partnership or corporate power and authority, as the case may be, necessary to own or lease its properties currently owned or leased and to conduct its business as currently conducted, in each case in all material respects as described in the Disclosure Package and the Final Prospectus, except where the failure to be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each Operating Subsidiary is duly registered or qualified to do business and is in good standing as a foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register, qualify or be in good standing would not reasonably be expected, individually or in the aggregate, to (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(j)    Power and Authority to Act as a General Partner. The General Partner has full limited partnership power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and the Final Prospectus. DCP Midstream GP, LLC has full limited liability company power and authority to act as general partner of the General Partner in all material respects as described in the Disclosure Package and the Final Prospectus. The OLP GP has full limited liability company power and authority to act as general partner of the Operating Partnership in all material respects as described in the Disclosure Package and the Final Prospectus.

(k)    Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a general partner interest represented by 2,924,536 general partner units in the Partnership; such general partner units have been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (as amended, the “Partnership Agreement”); and the General Partner owns such general partner units free and clear of all liens, encumbrances, security interests, charges and other claims (collectively, “Liens”) (except restrictions on transferability and other Liens as described in the Disclosure Package, the Final Prospectus or contained in the Partnership Agreement).

(l)    Capitalization; Ownership of the Sponsor Units and the Incentive Distribution Rights. As of the date hereof, the issued and outstanding limited partner interests of the Partnership consists of 143,317,328 common units representing limited partner interests (the “Common Units”), 500,000 7.375% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests (the “Series A Preferred Units”), 6,450,000 7.875% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests (the “Series B Preferred Units”), 4,400,000 7.95% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests (the “Series C Preferred Units”) and the incentive distribution rights (as defined in the Partnership Agreement) (the “Incentive Distribution Rights” and, together with the Common Units, the Series A Preferred Units, the Series B Preferred Units and the Series C Preferred Units, the “Partnership Interests”). The General Partner owns 1,887,618 Common Units (the “Sponsor Units”) and 100% of the Incentive Distribution Rights; all such Sponsor Units and Incentive Distribution Rights are owned free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package and the Final Prospectus or contained in the Partnership Agreement). All of such Partnership Interests and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

(m)    Ownership of the General Partner. DCP Midstream GP, LLC is the sole general partner of the General Partner, and DCP Midstream, LLC, a Delaware limited liability company (“DCP Midstream”), is the sole limited partner of the General Partner; such partnership interests have been duly authorized and validly issued in accordance with the agreement of limited partnership of the General Partner (as amended, the “GP Partnership Agreement”) and, with respect to DCP Midstream’s limited partner interest in the General Partner, are fully paid (to the extent required under the GP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and DCP Midstream GP, LLC and DCP Midstream each own their respective partnership interests free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package and the Final Prospectus or contained in the GP Partnership Agreement).

(n)    Ownership of DCP Midstream GP, LLC. DCP Midstream is the sole member of DCP Midstream GP, LLC with a 100% membership interest in DCP Midstream GP, LLC; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of DCP Midstream GP, LLC (as amended, the “DCP Midstream GP, LLC Limited Liability Company Agreement”) and is fully paid (to the extent required by the DCP Midstream GP, LLC Limited Liability Company Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and DCP Midstream

owns such membership interest free and clear of all Liens (except for restrictions on transferability contained in the DCP Midstream GP, LLC Limited Liability Company Agreement or described in the Disclosure Package and the Final Prospectus).

(o)    Ownership of the OLP GP. The Partnership is the sole member of the OLP GP with a 100% membership interest in the OLP GP; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the OLP GP (as amended, the “OLP GP Limited Liability Company Agreement”) and is fully paid (to the extent required by the OLP GP Limited Liability Company Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all Liens (except for restrictions on transferability contained in the OLP GP Limited Liability Company Agreement or described in the Disclosure Package and the Final Prospectus).

(p)    Ownership of the Operating Partnership. The OLP GP is the sole general partner of the Operating Partnership and the Partnership is the sole limited partner of the Operating Partnership; such partnership interests have been duly authorized and validly issued in accordance with the partnership agreement of the Operating Partnership (as amended, the “OLP Partnership Agreement”) and, with respect to the Partnership’s limited partner interest in the Operating Partnership, are fully paid (to the extent required under the OLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the OLP GP and the Partnership each own their respective partnership interests free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package and the Final Prospectus or the OLP Partnership Agreement and Liens created pursuant to the Second Amended and Restated Credit Agreement, dated as of December 6, 2017, among the Partnership, the Operating Partnership, Mizuho Bank Ltd., as Administrative Agent, and the other lenders party thereto (the “Credit Agreement”).

(q)    Ownership of the Operating Subsidiaries. Except as described in the Disclosure Package and the Final Prospectus, the Partnership indirectly owns the respective percentages of the outstanding capital stock, membership interests or partnership interests, as the case may be, of each of the Operating Subsidiaries set forth on Schedule II; all such capital stock, membership interests and partnership interests have been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws, in the case of a corporation, certificate of formation and limited liability company agreement, in the case of a limited liability company, certificate of limited partnership and limited partnership agreement, in the case of a limited partnership, or partnership agreement, in the case of a general partnership, of each Operating Subsidiary (collectively, the “Operating Subsidiaries Operative Documents”) and (other than the general partnership interest in Jackson Pipeline Company, a Michigan general partnership (“Jackson Pipeline”)) are fully paid (to the extent required in the applicable Operating Subsidiaries Operative Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act or Sections 17-303, 17-607 and 17-804 of the

Delaware LP Act, as the case may be, or any corollary provision of any other applicable state of organization’s statutes); and, in the case of a limited liability company, each of the owners of such membership interest is not required to make any further payments for its purchase of such membership interest, will not be required to make any contributions to an Operating Subsidiary solely by reason of its ownership of such membership interest or its status as a member of such Operating Subsidiary, and have no personal liability for the debts, obligations, and liabilities of such Operating Subsidiary, whether arising in contract, tort or otherwise, solely by reason of being a member of such Operating Subsidiary, except in each case as provided in the applicable Operating Subsidiaries Operative Documents and except for its obligation to repay any funds wrongfully distributed to it as provided in Sections 18-607 and 18-804 of the Delaware LLC Act. The owners of the Operating Subsidiaries own all such capital stock, membership interests and partnership interests listed on Schedule II free and clear of all Liens (except (i) restrictions on transferability as set forth in the Operating Subsidiaries Operative Documents or described in the Disclosure Package and Final Prospectus and (ii) Liens created pursuant to the Credit Agreement).

(r)    Minority-Owned Entities. The Operating Partnership directly or indirectly owns 10% of the membership interests in Texas Express Pipeline LLC, a Delaware limited liability company (“Texas Express”), 40% of the membership interests in Discovery Producer Services LLC, a Delaware limited liability company (“Discovery”), 15% of the membership interests in Panola Pipeline Company, LLC, a Texas limited liability company (“Panola”), a 28.5% interest in Webb/Duval Gatherers, a Texas general partnership (“Webb/Duval”), a 12.5% ownership interest in the Enterprise Mont Belvieu II Fractionation Facility (“Mont Belvieu II”), a 20% ownership interest in the Mont Belvieu Fractionation Facility (“Mont Belvieu”), a 33.33% interest in Front Range Pipeline LLC, a Delaware limited liability company (“Front Range”), a 46% interest in Saginaw Bay Lateral Michigan Limited Partnership, a Michigan limited partnership (“Saginaw”) and a 25% interest in Gulf Coast Express Pipeline LLC, a Delaware limited liability company (“GCX”). Discovery owns 100% of the membership interests in Discovery Gas Transmission LLC, a Delaware limited liability company (“Discovery Sub” and, collectively with Texas Express, Discovery, Panola, Webb/Duval, Mont Belvieu II, Mont Belvieu, Front Range, Saginaw and GCX, the “Minority-Owned Entities”). To the knowledge of the Partnership Entities, the representations and warranties regarding the Operating Subsidiaries in Sections 1(i), (aa), (ee), (ii)-(jj), (ll), (nn)-(oo), (rr)-(tt) and (aaa)-(ddd), when the term “Operating Subsidiaries” is read to include the Minority-Owned Entities, are true and correct.

(s)    No Other Subsidiaries. Neither the Partnership nor any of its subsidiaries own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than (i) as set forth on Schedule II and (ii) ownership interests in the Minority-Owned Entities. Other than its ownership of its 2,924,536 general partner units, 1,887,618 Common Units and the Incentive Distribution Rights, the General Partner does not own, directly or indirectly (excluding the Partnership or any of its subsidiaries’ direct or indirect ownership interests in the Operating Subsidiaries and the Minority-Owned Entities), any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(t)    No Preemptive Rights, Registration Rights or Options. Except as described in the Disclosure Package and the Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of, any of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of any of the Partnership Entities other than as provided in the Disclosure Package and the Final Prospectus and the Partnership Agreement or as have been waived or satisfied. Except as described in the Disclosure Package and the Final Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units, Series A Preferred Units, Series B Preferred Units, the Series C Preferred Units or other interests in the Partnership, (B) any partnership interests in the General Partner or the Operating Partnership, or (C) any membership interests in DCP Midstream GP, LLC or the OLP GP.

(u)    Authority and Authorization. Each of the Partnership Entities has all requisite partnership or limited liability company power and authority, as the case may be, to execute and deliver this Agreement and perform its respective obligations hereunder. The Operating Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Notes, and the Partnership has all requisite limited partnership power and authority to issue and deliver the Guarantee, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement or the OLP Partnership Agreement, as the case may be, the Indenture, the Disclosure Package and the Final Prospectus. On the Closing Date, all partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their respective members or partners for the authorization, issuance, sale and delivery of the Securities, the execution and delivery by the Partnership Entities of this Agreement and the consummation of the transactions contemplated by this Agreement and the Indenture shall have been validly taken.

(v)    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Entities.

(w)    Authorization and Enforceability of the Indenture. The execution and delivery of, and the performance by the Partnership and the Operating Partnership of their respective obligations under, the Indenture, have been duly and validly authorized by the Partnership and the Operating Partnership. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and assuming due authorization and execution by the Trustee, constitutes a valid and legally binding agreement of the Partnership and the Operating Partnership, enforceable against the Partnership and the Operating Partnership in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

(x)    Valid Issuance of the Notes. The Notes have been duly authorized and, when delivered to and paid for by the Underwriters, will have been duly executed by the Operating Partnership in accordance with the provisions of the Indenture. The Notes, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price for the Notes as provided in this Agreement, will constitute valid and legally binding obligations of the Operating Partnership, entitled to the benefits of the Indenture and enforceable against the Operating Partnership in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

(y)    Valid Issuance of the Guarantee. The Guarantee has been duly authorized, and, when the Notes have been duly executed, authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price for the Notes as provided in this Agreement, will constitute a valid and legally binding obligation of the Partnership, entitled to the benefits of the Indenture and enforceable against the Partnership in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

(z)    Enforceability of Other Agreements.

(i)    The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(ii)    the GP Partnership Agreement has been duly authorized, executed and delivered by DCP Midstream GP, LLC and DCP Midstream and is a valid and legally binding agreement of DCP Midstream GP, LLC and DCP Midstream, enforceable against DCP Midstream GP, LLC and DCP Midstream in accordance with its terms;

(iii)    the OLP Partnership Agreement has been duly authorized, executed and delivered by the OLP GP and the Partnership and is a valid and legally binding agreement of the OLP GP and the Partnership, enforceable against the OLP GP and the Partnership in accordance with its terms;

(iv)    the DCP Midstream GP, LLC Limited Liability Company Agreement has been duly authorized, executed and delivered by DCP Midstream and is a valid and legally binding agreement of DCP Midstream, enforceable against DCP Midstream in accordance with its terms; and

(v)    the OLP GP Limited Liability Company Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

provided, that, with respect to each agreement described in this Section 1(z), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

The certificate of limited partnership of each of the Partnership, the General Partner and the Operating Partnership, the certificate of formation of each of DCP Midstream GP, LLC and the OLP GP, the Partnership Agreement, the GP Partnership Agreement, the OLP Partnership Agreement, the DCP Midstream GP, LLC Limited Liability Company Agreement and the OLP GP Limited Liability Company Agreement, in each case, as amended, are herein collectively referred to as the “Charter Documents.”

(aa)    No Conflicts. None of (i) the offering, issuance and sale by the Operating Partnership of the Notes or the Partnership of the Guarantee, and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Disclosure Package and the Final Prospectus, (ii) the execution, delivery and performance of this Agreement, (iii) the performance of the Indenture or (iv) the consummation of the transactions contemplated by this Agreement (A) conflicts or will conflict with or constitutes or will constitute a violation of the Charter Documents or the Operating Subsidiaries Operative Documents, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities or the Operating Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or the Operating Subsidiaries or any of their properties in a proceeding to which any of them or their property is a party, or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities or the Operating Subsidiaries, except for such conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), that would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)    No Consents. Except for (i) the registration of the Securities under the Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Act, the Trust Indenture Act, the Exchange

Act, applicable state securities laws, and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Notes by the Underwriters, (iii) such consents that have been, or prior to the Closing Date will be, obtained, or, if not obtained, would not reasonably be expected to have a Material Adverse Effect, or (iv) as disclosed in the Disclosure Package and the Final Prospectus, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Operating Partnership of the Notes or the Partnership of the Guarantee, and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Disclosure Package and the Final Prospectus, the execution, delivery and performance of this Agreement, the performance of the Indenture and the consummation of the transactions contemplated hereby and by the Indenture.

(cc)    No Default. None of the Partnership Entities or any of the Operating Subsidiaries is (i) in violation of the Charter Documents or the Operating Subsidiaries Operative Documents, each as applicable, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it (except, in the case of clauses (ii) or (iii) above, for any default or violation that would not have a Material Adverse Effect or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement). To the knowledge of the Partnership Entities, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities or Operating Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which default, if continued, would have a Material Adverse Effect.

(dd)    Description of the Indenture and the Securities. The Indenture and the Securities, when issued and delivered against payment therefor as provided herein and in the Indenture, will conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Final Prospectus.

(ee)    No Material Adverse Change. No Partnership Entity or Operating Subsidiary has sustained, since the date of the latest audited financial statements included in the Disclosure Package and the Final Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus; and, since such date, there has not been any change in the capitalization or increase in long-term debt of any Partnership Entity or Operating Subsidiary or any adverse change, or any development involving, or which may reasonably be expected to involve, individually or in the aggregate, a prospective adverse change in or affecting the general affairs, properties, management, condition (financial or otherwise), partners’ equity, results of operations, properties, business or prospects of the Partnership Entities and Operating Subsidiaries, taken as a whole, in each case otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus or as would not reasonably be expected to have a Material Adverse Effect. Since the date of the latest audited financial statements included in the Disclosure Package and the Final Prospectus, none of the Partnership Entities or Operating Subsidiaries has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership Entities and Operating Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus.

(ff)    Financial Statements. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement (i) comply in all material respects with the applicable requirements of the Act and the Exchange Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein, at the dates and for the periods indicated, and (ii) have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, except to the extent disclosed therein. The other historical financial and statistical information and data included in the Disclosure Package, the Final Prospectus and the Registration Statement are, in all material respects, fairly presented. No other financial statements or schedules of the Partnership are required by the Act or the Exchange Act to be included in the Disclosure Package or the Final Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(gg)    Independent Public Accountants - Deloitte & Touche. Deloitte & Touche LLP, which has issued an unqualified opinion with respect to certain financial statements of the Partnership and DCP Sand Hills Pipeline, LLC (“Sand Hills”), and whose reports appear or are incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, was the independent registered public accounting firm with respect to the Partnership, as required by the Act and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”) during the periods covered by the financial statements on which they reported. Deloitte & Touche LLP was the independent auditing firm with respect to Sand Hills and performed such audit in accordance with the standards of the American Institute of Certified Public Accountants.

(hh)    Independent Public Accountants - Ernst & Young. Ernst & Young LLP, which has issued an unqualified opinion with respect to certain financial statements of Discovery, and whose report appears or is incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, was the independent registered public accounting firm with respect to Discovery and performed such audit in accordance with the standards of the American Institute of Certified Public Accountants and the PCAOB.

(ii)    Title to Properties. The Operating Partnership and the Operating Subsidiaries, directly or indirectly, have good and marketable title to, or valid leasehold interests or possessory or development rights in, or entitlements with respect to, all real property (excluding easements and rights-of-way) and items of personal property of the Operating Partnership and the Operating Subsidiaries, in each case free and clear of all Liens (other than with respect to easements or rights-of-way) except those (i) described in the Disclosure Package and the Final Prospectus, (ii) that arise under the Credit Agreement, (iii) that do not materially interfere with the use made and proposed to be made of such property by the Operating Partnership and the Operating Subsidiaries, as the case may be, or (iv) that would not, individually or in the aggregate, have a Material Adverse Effect.

(jj)    Rights-of-Way. The Operating Partnership and the Operating Subsidiaries, directly or indirectly, have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their respective businesses in the manner described in the Disclosure Package and the Final Prospectus, subject to the limitations described therein, if any, except for (i) qualifications, reservations and encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than as set forth in the Disclosure Package and the Final Prospectus, and subject to the limitations described therein, if any, the Operating Partnership and the Operating Subsidiaries have fulfilled and performed all of their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Disclosure Package and the Final Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Operating Partnership and the Operating Subsidiaries, taken as a whole.

(kk)    Insurance. Except as disclosed in the Disclosure Package and the Final Prospectus, the Partnership maintains, or is entitled to the benefits of, insurance covering the properties, operations, personnel and businesses of the Partnership Entities and the Operating Subsidiaries against such losses and risks and in such amounts as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties. None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures (other than the payment of premiums due) will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force.

(ll)    Intellectual Property. Other than such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect, each of the Partnership Entities and Operating Subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received notice of any claim of conflict with, any such rights of others.

(mm)    Cyber Security; Data Protection. Except as would not be expected to have, individually or in the aggregate, a Material Adverse Effect, the Partnership Entities’ and the Operating Subsidiaries’ respective information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Partnership Entities and the Operating Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Partnership Entities and the Operating Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, or any such breaches, violations, outages, or unauthorized uses of or accesses to same that would not have, individually or in the aggregate, a Material Adverse Effect, nor any incidents under internal review or investigations relating to the same. The Partnership Entities and the Operating Subsidiaries are presently in compliance, in all material respects, with all internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(nn)    Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Entities, threatened against any of the Partnership Entities or the Operating Subsidiaries, or to which any of the Partnership Entities or Operating Subsidiaries is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus and are not described as required; and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement by the Act that have not been described in the Registration Statement, the Disclosure Package or the Final Prospectus as required or filed as exhibits to the Registration Statement as required.

(oo)    Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity or Operating Subsidiary on the one hand, and any director, officer, holder of equity interests, affiliate, customer or supplier of any Partnership Entity or Operating Subsidiary on the other hand that is required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus and is not so described.

(pp)    Sarbanes-Oxley Act of 2002. The Partnership and, to the knowledge of the Partnership Entities, the directors and officers of DCP Midstream GP, LLC and the OLP GP, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations thereunder and the rules of the New York Stock Exchange (the “NYSE”) that are effective and applicable to the Partnership.

(qq)    Statistical Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(rr)    No Labor Dispute. No labor dispute with the employees of DCP Midstream or its affiliates or any Partnership Entity or Operating Subsidiary exists or, to the knowledge of each Partnership Entity, is imminent or threatened and none of the Partnership Entities is aware of any existing, imminent or threatened labor disturbance by the employees of any of its lessors that, in either case, would individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.

(ss)    Tax Returns. Each of the Partnership Entities and Operating Subsidiaries has (i) filed (or has obtained extensions with respect to) all federal, state and local income and franchise tax returns required to be filed as of the date of this Agreement, which returns are correct and complete in all material respects, except in any case in which the failure to so file or the failure of such filing to be correct or complete in all material respects would not have a Material Adverse Effect and (ii) timely paid all taxes due thereon, other than those that (A) are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles in the United States, or (B) if not paid, would not have a Material Adverse Effect.

(tt)    Accounting Controls. Each Partnership Entity and Operating Subsidiary makes and keeps books and records which, in reasonable detail, accurately and fairly reflect their respective transactions and dispositions of assets. DCP

Midstream GP, LLC and the Partnership maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles in the United States and to maintain accountability for the Partnership’s assets, (iii) access to the Partnership’s assets is permitted only in accordance with management’s general or specific authorization and (iv) the reported accountability for the Partnership’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(uu)    Disclosure Controls. DCP Midstream GP, LLC and the Partnership have established and maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information required to be disclosed by the Partnership in reports that it files under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to DCP Midstream GP, LLC’s principal executive officer and its principal financial officer or persons performing similar functions, by others within those entities, as appropriate, to allow timely decisions regarding required disclosure to be made; (ii) have been evaluated for effectiveness as of the end of the period covered by the Partnership’s most recent Annual Report on Form 10-K filed with the Commission; and (iii) are effective in all material respects in achieving reasonable assurances that the Partnership’s desired control objectives as described in Item 9A of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Annual Report”) have been met.

(vv)    No Deficiency in Internal Control Over Financial Reporting. Based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the 2017 Annual Report, neither the Partnership nor DCP Midstream GP, LLC is aware of (i) any significant deficiencies or material weaknesses in the design or operation of the Partnership’s internal control over financial reporting that are likely to adversely affect the Partnership’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership’s internal control over financial reporting.

(ww)    No Changes in Internal Control Over Financial Reporting. Since the date of the most recent evaluation of the disclosure controls and procedures described in Section 1(vv) hereof, there have been no significant changes in the Partnership’s internal control over financial reporting that materially affected or are reasonably likely to materially affect the Partnership’s internal control over financial reporting.

(xx)    No Unlawful Contributions or Other Payments. No Partnership Entity, nor to the knowledge of any of the Partnership Entities, any director, officer, agent, employee or affiliate of any of the Partnership Entities or any of their subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or any other applicable anti-corruption or anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts, or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-corruption or anti-bribery laws; and each of the Partnership Entities and, to the knowledge of any of the Partnership Entities, their respective affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to promote and achieve compliance therewith and with the representation and warranty contained herein.

(yy)    No Conflict with Money Laundering Laws. The operations of each of the Partnership Entities are and have been conducted at all times in compliance with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of any of the Partnership Entities, threatened.

(zz)    No Conflicts with OFAC Laws. No Partnership Entity, nor any director or officer thereof, nor, to the knowledge of any of the Partnership Entities, any employee, agent, controlled affiliate or representative of any Partnership Entity or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is currently subject to, any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any other applicable sanction laws (a “Sanctioned Person”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or Person to (i) fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is subject to any sanctions administered by OFAC or any other applicable sanctions laws or (ii) in any other manner that will result in a violation of any sanctions administered by OFAC or any other applicable sanctions laws by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(aaa)    Environmental Compliance. Except as disclosed in the Disclosure Package and the Final Prospectus and as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Partnership Entities and the Operating Subsidiaries are in compliance with any applicable federal, state or local law or regulation relating to the prevention of pollution or the protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) the Partnership and the Operating Subsidiaries have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, and are each in compliance with the requirements of such permits and (iii) the Partnership Entities and the Operating Subsidiaries do not have any liability in connection with the release into the environment of any Hazardous Material. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl, and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(bbb)    Effect of Environmental Laws. In the ordinary course of business, each Partnership Entity and Operating Subsidiary periodically reviews the effect of Environmental Laws on its business operations and properties, in the course of which it identifies and evaluates associated costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permits, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each Partnership Entity and Operating Subsidiary has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(ccc)    Permits. Each of the Partnership Entities and the Operating Subsidiaries has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Disclosure Package and the Final Prospectus, subject to such qualifications as may be set forth in the Disclosure Package and the Final Prospectus and except for such Permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the Partnership Entities and Operating Subsidiaries has fulfilled and performed all its material obligations with respect to such Permits that are due to have been fulfilled and performed, except where the failure to fulfill or perform any obligations would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Partnership Entities or Operating Subsidiaries has received notice of any revocation or termination of any such Permits or that any such Permits will not be renewed or reissued in the ordinary course, except as described in the Disclosure Package and the Final Prospectus and except for such revocations, terminations, non-renewals and non-issues that would not, individually or in the aggregate, have a Material Adverse Effect.

(ddd)    ERISA. Each Partnership Entity and Operating Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply or which would not have a Material Adverse Effect; and no Partnership Entity expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”).

(eee)    No Distribution of Other Offering Materials. The Partnership Entities have not distributed and, prior to the later to occur of (i) the Closing Date and (ii) the completion of the offering and sale of the Securities, will not distribute, any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, and other materials, if any, permitted by the Act, including Rule 134.

(fff)    Investment Company. None of the Partnership Entities and none of the Operating Subsidiaries is now, and after the sale of the Securities to be sold by the Operating Partnership and the Partnership hereunder and the application of the net proceeds from such sale as described in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds,” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act.

(ggg)    Brokers. Except for this Agreement, there are no contracts, agreements or understandings between any Partnership Entity and any person that would give rise to a valid claim against any Partnership Entity or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering of the Securities.

(hhh)    FINRA Matters. To the Partnership’s knowledge, there are no affiliations or associations between any member of FINRA and any of DCP Midstream GP, LLC’s officers or directors, or the Partnership’s 5% or greater unitholders, except as set forth in the Disclosure Package and the Final Prospectus.

(iii)    Market Stabilization. Neither the Partnership nor the Operating Partnership has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Partnership or the Operating Partnership to facilitate the sale or resale of the Securities.

Any certificate signed by any authorized officer of any of the Partnership Entities and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Partnership Entity, as to matters covered thereby, to each Underwriter.

2.    Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Operating Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Operating Partnership the principal amount of Notes set forth opposite such Underwriter’s name on Schedule I hereto at a purchase price equal to 99.875% of the principal amount thereof, plus accrued interest, if any, from January 15, 2019.

3.    Delivery and Payment. Delivery of and payment for the Notes shall be made at the offices of Holland & Hart LLP, 555 17th Street, Suite 3200, Denver, Colorado 80202, at 8:00 a.m., Mountain Time, on January 18, 2019, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives, the Partnership and the Operating Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). Delivery of the Notes shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Operating Partnership by wire transfer payable in same-day funds to one or more accounts specified by the Operating Partnership to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Notes.

4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.    Further Agreements of the Partnership Entities. Each of the Partnership Entities, jointly and severally, covenants and agrees that:

(a)    Preparation of Final Prospectus and Registration Statement. Prior to the termination of the offering of the Securities, the Partnership and the Operating Partnership will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Partnership and the Operating Partnership have furnished to the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Partnership and the Operating Partnership will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the

Commission, (ii) when, prior to consummation or earlier termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership or the Operating Partnership of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. Each of the Partnership and the Operating Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)    Amendment or Supplement of Disclosure Package. If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, the Partnership will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.

(c)    Amendment of Registration Statement or Supplement of Final Prospectus. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, including in connection with use or delivery of the Final Prospectus, the Partnership promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement that will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to the Representatives in such quantities as the Representatives may reasonably request.

(d)    Reports to Securityholders. As soon as practicable, the Partnership and the Operating Partnership will make generally available to their securityholders and to the Representatives an earning statement or statements of the Partnership and its consolidated subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)    Signed Copies of the Registration Statement and Copies of the Prospectus. The Partnership will furnish to the Representatives and counsel for the Underwriters, upon request and without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f)    Qualification of the Securities. The Partnership will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably request and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in connection therewith the Partnership shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)    Free Writing Prospectuses. The Partnership agrees to prepare a Final Term Sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Representatives and attached as Schedule III hereto, and to file such pricing term sheet pursuant to Rule 433 under the Act within the time required by such rule. Each of the Partnership and the Operating Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership and the Operating Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership and the Operating Partnership, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus (other than the Final Term Sheet) or that would otherwise constitute a Free Writing Prospectus required to be filed by the Partnership and the Operating Partnership with the Commission or retained by the Operating Partnership under Rule 433. Any such Free Writing Prospectus consented to by the Representatives or the Partnership and the Operating Partnership, as applicable, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The

Partnership and the Operating Partnership agree that (i) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)    Stabilization. The Partnership Entities will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership or the Operating Partnership to facilitate the sale or resale of the Securities.

(i)    Clear Market. During the period from the date hereof through and including the Business Day following the Closing Date, the Partnership Entities will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by any of the Partnership Entities and having a tenor of more than one year other than the Notes to be sold hereunder; provided, however, that the Partnership Entities shall be allowed to issue commercial paper with a tenor not to exceed one year.

(j)    Costs and Expenses. The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay the costs and expenses relating to the following matters: (i) the authorization, issuance, sale and delivery of the Securities and any taxes payable in connection therewith; (ii) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) services provided by the transfer agent or registrar; (vi) the printing (or reproduction) and delivery of this Agreement, the Indenture, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (viii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (ix) the transportation and other expenses incurred by or on behalf of representatives of the Partnership Entities in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership Entities; (xi) any fees charged by rating agencies for rating the Notes; (xii) the fees and expenses of the Trustee and paying agent (including related fees and expenses of any counsel for such parties); and (xiii) all other costs and expenses incident to the performance of the obligations of the Partnership Entities under this Agreement; provided that, except as provided in this Section 5(j) and in Section 7, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities that they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

(k)    Application of Proceeds. The Operating Partnership will apply the net proceeds from the sale of the Securities as set forth under “Use of Proceeds” in the Disclosure Package and the Final Prospectus.

(l)    DTC. The Partnership will use its commercially reasonable efforts to cause the Notes to be eligible for clearance, settlement and trading through the facilities of the DTC.

6.    Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters to purchase the Securities shall be subject to: (i) the accuracy of the representations and warranties of the Partnership Entities contained herein as of the Execution Time and the Closing Date; (ii) the accuracy of the statements of the Partnership Entities made in any certificates pursuant to the provisions hereof; (iii) the performance by the Partnership Entities of their obligations hereunder; and (iv) the following additional conditions:

(a)    All filings required by Rule 424 and Rule 430B shall have been made; any other material required to be filed by the Partnership and the Operating Partnership pursuant to Rule 433(d) under the Act (including, without limitation, the Final Term Sheet) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order (i) suspending the effectiveness of the Registration Statement or (ii) suspending or preventing the use of the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Partnership Entities or any Underwriter, threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Final Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriters.

(b)    No Underwriter shall have discovered and disclosed to any of the Partnership Entities on or prior to the Closing Date that the Registration Statement, the Final Prospectus or the Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or in the documents incorporated by reference therein or is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)    All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Charter Documents, the Securities, the Disclosure Package or the Final Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership Entities shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)    The Partnership Entities shall have requested and caused Holland & Hart LLP, counsel for the Partnership Entities, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives, to the effect set forth on Exhibit A hereto.

(e)    The Partnership Entities shall have requested and caused Mayer Brown LLP, New York counsel for the Partnership Entities, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives, to the effect set forth on Exhibit B hereto.

(f)    Brent L. Backes, Group Vice President, General Counsel and Secretary of DCP Midstream GP, LLC and the OLP GP, shall have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives, to the effect set forth on Exhibit C hereto.

(g)    The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)    The Partnership and the Operating Partnership shall have furnished to the Representatives a certificate of the Partnership and the Operating Partnership, signed on behalf of the Partnership and the Operating Partnership by the Chairman of the Board or the President and the Chief Financial Officer of DCP Midstream GP, LLC and the OLP GP, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the

Disclosure Package, the Final Prospectus and any supplements or amendments thereto, and this Agreement and that:

(i)    the representations and warranties of each of the Partnership Entities in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and each of the Partnership Entities has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to the Closing Date;

(ii)    no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership Entities’ knowledge, threatened; and

(iii)    since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), results of operations, prospects, earnings, business or properties of the Partnership Entities and Operating Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(i)    The Partnership shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, (i) confirming that such firm is an independent registered public accounting firm within the meaning of the Act, the Rules and Regulations and the rules of the PCAOB, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Final Prospectus, as of a date not more than three Business Days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(j)    The Partnership shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, (i) confirming that such firm is an independent registered public accounting firm with respect to Discovery within the meaning of the Act, the Rules and Regulations and the rules of the PCAOB, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Final Prospectus, as of a date not more than three Business Days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(k)    Since the date of the latest audited financial statements included in the Disclosure Package and the Final Prospectus, (i) none of the Partnership Entities or Operating Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree that is materially adverse to the Partnership Entities and Operating Subsidiaries, taken as a whole, and (ii) there shall not have been any change in the capitalization or increase in short-term or long-term debt of any of the Partnership Entities or Operating Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, condition (financial or otherwise), partners’ equity, members’ equity, results of operations, properties, business or prospects of the Partnership Entities and Operating Subsidiaries, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(l)    Subsequent to the execution and delivery of this Agreement, if any securities of the Partnership Entities are rated by any “nationally recognized statistical rating organization,” as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred, and no notice shall have been given of any intended or potential downgrading or of a possible change in any such rating that does not indicate the direction of the possible change in the rating accorded such securities (including the Securities) and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities (including the Securities) of any of the Partnership Entities.

(m)    The Operating Partnership, the Partnership and the Trustee shall have executed the Seventh Supplemental Indenture, the Operating Partnership shall have executed and delivered the Notes and the Partnership shall have executed and delivered the Guarantee.

(n)    Prior to the Closing Date, the Partnership shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Holland & Hart LLP, counsel for the Partnership Entities, at 555 17th Street, Suite 3200, Denver, Colorado 80202, or electronically if agreed to by the parties, on or prior to the Closing Date.

7.    Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Sections 10(i) or 10(iv) hereof or because of any refusal, inability or failure on the part of the Partnership Entities to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership Entities covenant and agree that the Partnership will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.    Indemnification and Contribution.

(a)    Each of the Partnership Entities, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, agents and affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”), to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or actions in respect thereof); provided, however, that no Partnership Entity will be liable in any such case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to any Partnership Entity by or on behalf of any Underwriter through the Representatives specifically for inclusion therein (which the Partnership Entities acknowledge is limited to the information set forth in Section 8(b)). This indemnity agreement will be in addition to any liability that the Partnership Entities may otherwise have.

(b)    Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each of the Partnership Entities, their respective directors, each of their officers who signed the Registration Statement, and each person who controls any Partnership Entity within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Entities to each Underwriter, but only with respect to references to written information relating to such Underwriter furnished to any Partnership Entity by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. Each of the Partnership Entities acknowledges that the statements set forth (i) on the cover page regarding delivery of the Notes and (ii) the following statements under the heading “Underwriting”: (A) the list of Underwriters and their respective participation in the sale of the Securities, (B) the sentences related to concessions in the third paragraph and (C) the paragraph related to stabilization, in each case contained in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each of the Partnership Entities and the Underwriters severally agree to contribute to the aggregate Losses to which the Partnership Entities and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Entities on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission, as the case may be, applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, each of the Partnership Entities and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Entities on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Entities shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Operating Partnership, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Entities on the one hand or by or on behalf of the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Each of the Partnership Entities and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any Partnership Entity within the meaning of either the Act or the Exchange Act, each officer of DCP Midstream GP, LLC and the OLP GP who shall have signed the Registration Statement and each director of DCP Midstream GP, LLC and the OLP GP shall have the same rights to contribution as any of the Partnership Entities, subject in each case to the applicable terms and conditions of this paragraph (d).

9.    Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of the Notes set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of the Notes set forth opposite the names of all the remaining Underwriters) the principal amount of the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of the Notes to be purchased on the Closing Date, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership Entities. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date may be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership Entities and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Notes, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred and as a result thereof, in the sole judgment of the Representatives, it is impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto), (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other material adverse change in general domestic or international economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto), (iv) any of the events described in Section 6(k) shall have occurred, or (v) the Underwriters shall decline to purchase the Notes for any other reason permitted under this Agreement.

11.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership Entities or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any of the Partnership Entities or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) Mizuho Securities USA LLC, 320 Park Avenue, New York, New York 10022, Attention: Debt Capital Markets, Facsimile: (212) 205-7812; (ii) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile: (646) 834-8133; and (iii) SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attention: Debt Capital Markets, Facsimile: (404) 926-5027; or, if sent to any of the Partnership Entities, will be mailed, delivered or telefaxed to (303) 633-2921 and confirmed to it at Brent L. Backes, 370 17th Street, Suite 2500, Denver, Colorado, Attention: General Counsel.

13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.    No Fiduciary Duty. Each of the Partnership Entities hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership Entities, on the one hand, and the Underwriters and any affiliates through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of any of the Partnership Entities and (c) the Partnership Entities’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Partnership Entities agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership Entities on related or other matters). Each of the Partnership Entities agrees that it will not claim that any of the Underwriters have rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Partnership Entities, in connection with the transactions contemplated by this Agreement or the process leading thereto.

15.    Research Analyst Independence. The Partnership Entities acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Operating Partnership, the Partnership and/or the offering that differ from the views of its investment bankers. The Partnership Entities acknowledge that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

16.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Partnership Entities and the Underwriters, or any of them, with respect to the subject matter hereof.

17.    Applicable Law. This Agreement and any claim, controversy or dispute relating or arising out of this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York without reference to the conflicts of law provisions thereof that would apply the laws of any other state.

18.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L, 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, which may include the name and address of their clients, as well as other information that will allow the Underwriters to properly identify their clients.

19.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    For purpose of this Section 19, (i) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) the term “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) the term “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) the term “U.S Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.    Waiver of Jury Trial. Each of the Partnership Entities hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

22.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

23.    Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the Rules and Regulations.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus used most recently prior to the Execution Time and (ii) the Final Term Sheet.

“Effective Date” shall mean each date and time that any part of the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or is deemed to have become effective under the Act in accordance with the Rules and Regulations.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” means 7:10 p.m. (New York time) on the date of this Agreement.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Final Term Sheet” means the final term sheet substantially in the form attached as Schedule III hereto and prepared and filed pursuant to Section 5(g) hereof.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Issuer Free Writing Prospectus” shall mean an “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 134”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 436” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) of the Act relating to the offering covered by the registration statement referred to in paragraph 1(a) above.

“Rules and Regulations” shall mean the rules and regulations of the Commission under the Act.

[Signature Pages Follow]

If the foregoing correctly sets forth the agreement among the Partnership Entities and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

DCP MIDSTREAM, LP

By:	DCP Midstream GP, LP
its general partner

By:	DCP Midstream GP, LLC
its general partner

By:	/s/ Sean P. O’Brien
Name:	Sean P. O’Brien
Title:	Group Vice President and Chief Financial Officer

DCP MIDSTREAM GP, LP

By:	DCP Midstream GP, LLC
its general partner

By:	/s/ Sean P. O’Brien
Name:	Sean P. O’Brien
Title:	Group Vice President and Chief Financial Officer

DCP MIDSTREAM GP, LLC

By:	/s/ Sean P. O’Brien
Name:	Sean P. O’Brien
Title:	Group Vice President and
Chief Financial Officer

DCP MIDSTREAM OPERATING, LP

By:	DCP Midstream Operating, LLC
its general partner

By:	/s/ Sean P. O’Brien
Name:	Sean P. O’Brien
Title:	Group Vice President and Chief Financial Officer

DCP MIDSTREAM OPERATING, LLC

By:	/s/ Sean P. O’Brien
Name:	Sean P. O’Brien
Title:	Group Vice President and Chief Financial Officer

Signature Page to Underwriting Agreement

Accepted:

MIZUHO SECURITIES USA LLC BARCLAYS CAPITAL INC. SUNTRUST ROBINSON HUMPHREY, INC.

Each Representative for itself and
on behalf of the several Underwriters

BY:	MIZUHO SECURITIES USA LLC

	By:	/s/ Brittany Pinkerton
	Name:	Brittany Pinkerton
	Title:	Managing Director

BY:	BARCLAYS CAPITAL INC.

	By:	/s/ Kevin Crealese
	Name:	Kevin Crealese
	Title:	Managing Director

BY:	SUNTRUST ROBINSON HUMPHREY, INC.

	By:	/s/ Marc P. Schlachter
	Name:	Marc P. Schlachter
	Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriters	Principal Amount of Notes to be Purchased
Mizuho Securities USA LLC	$58,500,000
Barclays Capital Inc.	$58,500,000
SunTrust Robinson Humphrey, Inc.	$58,500,000
Citigroup Global Markets Inc.	$32,500,000
MUFG Securities Americas Inc.	$32,500,000
TD Securities (USA) LLC	$32,500,000
PNC Capital Markets LLC	$16,250,000
SMBC Nikko Securities America, Inc.	$16,250,000
U.S. Bancorp Investments, Inc.	$16,250,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$3,250,000

TOTAL:	$325,000,000

SCHEDULE II

Entity	Jurisdiction of Organization	Percentage Ownership
Centana Intrastate Pipeline, LLC	Delaware	100%
Cimarron River Pipeline, LLC	Delaware	100%
Collbran Valley Gas Gathering, LLC	Colorado	75%
CrossPoint Pipeline, LLC	Delaware	50%
Dauphin Island Gathering Partners	Texas	100%
DCP Assets Holding GP, LLC	Delaware	100%
DCP Assets Holding, LP	Delaware	100%
DCP Black Lake Holdings, LP	Delaware	100%
DCP Cheyenne Connector, LLC	Delaware	100%
DCP Dauphin Island, LLC	Delaware	100%
DCP East Texas Gathering, LLC	Delaware	100%
DCP GCX Pipeline LLC	Delaware	100%
DCP Grands Lacs LLC	Michigan	100%
DCP Guadalupe Pipeline, LLC	Delaware	100%
DCP Hinshaw Pipeline, LLC	Delaware	100%
DCP Intrastate Network, LLC	Delaware	100%
DCP Litchfield, LLC	Michigan	100%
DCP LP Holdings, LLC	Delaware	100%
DCP Lucerne 2 Plant LLC	Delaware	100%
DCP Michigan Holdings LLC	Delaware	100%
DCP Michigan Pipeline & Processing LLC	Michigan	100%
DCP Midstream Holding, LLC	Delaware	100%
DCP Midstream Marketing, LLC	Delaware	100%
DCP Midstream Operating, LLC	Delaware	100%
DCP Midstream Operating, LP	Delaware	100%
DCP Mobile Bay Processing, LLC	Delaware	100%
DCP New Mexico Development, LLC	Delaware	100%
DCP NGL Operating, LLC	Delaware	100%
DCP NGL Services, LLC	Delaware	100%
DCP Operating Company, LP	Delaware	100%
DCP Partners Colorado LLC	Delaware	100%
DCP Partners Logistics, LLC	Delaware	100%
DCP Partners MB I LLC	Delaware	100%
DCP Partners MB II LLC	Delaware	100%
DCP Pipeline Holding LLC	Delaware	100%
DCP Raptor Pipeline, LLC	Delaware	100%
DCP Receivables LLC	Delaware	100%
DCP Saginaw Bay Lateral LLC	Delaware	100%
DCP Sand Hills Interstate Pipeline, LLC	Delaware	66%
DCP Sand Hills Pipeline, LLC	Delaware	66%
DCP South Central Texas LLC	Delaware	100%
DCP Southern Hills Intrastate Pipeline, LLC	Delaware	66%
DCP Southern Hills Pipeline, LLC	Delaware	66%
DCP Sweeny LLC	Delaware	100%
DCP Tolar Gas Service, LLC	Delaware	100%
DCP Tolar Pipeline, LLC	Delaware	100%

DCP Wattenberg Pipeline, LLC	Delaware	100%
DCP Wyoming Assets LLC	Delaware	100%
DCP Zia Plant LLC	Delaware	100%
EasTrans, LLC	Delaware	100%
Fuels Cotton Valley Gathering, LLC	Delaware	100%
Gas Supply Resources LLC	Texas	100%
Gas Supply Resources Holdings, LLC	Delaware	100%
Jackson Pipeline Company	Michigan	75%
Marysville Hydrocarbons Holdings, LLC	Delaware	100%
Marysville Hydrocarbons LLC	Delaware	100%
National Helium, LLC	Delaware	100%
Pine Tree Propane, Limited Liability Company	Maine	50%
Rock Creek Midstream LLC	Delaware	100%
Wilbreeze Pipeline, LLC	Delaware	100%

SCHEDULE III

ISSUER FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration Nos. 333-221419 and 333-221419-01

January 16, 2019

DCP MIDSTREAM OPERATING, LP

Fully and Unconditionally Guaranteed by

DCP Midstream, LP

Pricing Term Sheet

$325,000,000 5.375% Senior Notes due 2025

The information in this pricing term sheet supplements the preliminary prospectus supplement of DCP Midstream Operating, LP, dated January 16, 2019 (the “preliminary prospectus supplement”), and supersedes the information in the preliminary prospectus supplement to the extent it is inconsistent with the information included therein. Terms used but not defined herein have the meanings assigned to them in the preliminary prospectus supplement.

Issuer:	DCP Midstream Operating, LP

Security Ratings (Moody’s / S&P / Fitch)*:	[Ratings Intentionally Omitted]

Guarantor:	DCP Midstream, LP

Security Type:	Senior Unsecured Notes

Form:	SEC Registered

Pricing Date:	January 16, 2019

Settlement Date: (T+2)	January 18, 2019

Interest Accrual Date:	January 15, 2019

Maturity Date:	July 15, 2025

Principal Amount:	$325,000,000

Fungibility:	On July 17, 2018, we issued $500,000,000 aggregate principal amount of 5.375% Senior Notes due 2025 (the “existing 2025 notes”). The notes offered hereby will be issued as additional notes under the supplemental indenture governing the existing 2025 notes, will have identical terms, other than the issue date, and will be fully fungible with the existing 2025 notes, treated as a single class for all purposes under the indenture governing the existing 2025 notes, and issued under the same CUSIP number as the existing 2025 notes. Upon completion of this offering, $825,000,000 in aggregate principal amount of the notes will be outstanding.

Benchmark:	2.625% due December 31, 2023

Benchmark Price / Yield:	100-12+ / 2.540%

Spread to Benchmark:	+269.4 bps

Yield to Maturity:	5.234%

Coupon:	5.375%

Public Offering Price:	100.750% plus accrued interest from January 15, 2019, to, but excluding, the Settlement Date.

Net Proceeds Before Expenses:	$324,593,750

Optional Redemption:	At any time prior to April 15, 2025 (three months before the maturity date of the notes), we will have the right to redeem the notes, in whole or in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the principal amounts of the notes to be redeemed and the remaining scheduled payments of principal and interest on such notes (exclusive of interest accrued to the redemption date) discounted from their respective scheduled payment dates to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including such redemption date. At any time on or after April 15, 2025 (three months before the maturity date of the notes), we will have the right to redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Interest Payment Dates:	January 15 and July 15 of each year, beginning July 15, 2019

CUSIP / ISIN:	23311V AG2 / US23311VAG23

Use of Proceeds:	We intend to use the net proceeds from this offering for general partnership purposes, including the funding of capital expenditures and the repayment of indebtedness under our revolving credit facility.

Joint Bookrunning Managers:	Mizuho Securities USA LLC Barclays Capital Inc. SunTrust Robinson Humphrey, Inc. Citigroup Global Markets Inc. MUFG Securities Americas Inc. TD Securities (USA) LLC

Co-Managers:	PNC Capital Markets LLC SMBC Nikko Securities America, Inc. U.S. Bancorp Investments, Inc. BB&T Capital Markets, a division of BB&T Securities, LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

The issuer has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement for this offering, the issuer’s base prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling Mizuho Securities USA LLC at 1-866-271-7403; Barclays Capital Inc. at 1-888-603-5847; SunTrust Robinson Humphrey, Inc. at 1-800-685-4786; Citigroup Global Markets Inc. at 1-800-831-9146; MUFG Securities Americas Inc. at 1-877-649-6848; or TD Securities (USA) LLC at 1-855-495-9846.

No PRIIPs key information document (KID). Not for retail investors in the EEA. No PRIIPs KID has been prepared as not available to retail in EEA.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit A

Opinion of Holland & Hart LLP

1.    Formation and Qualification of the Partnership Entities that are Limited Partnerships. Each of the Partnership, the General Partner and the Operating Partnership (a) is validly existing in good standing as a limited partnership under the Delaware LP Act, (b) is duly registered or qualified to do business and is in good standing as a foreign limited partnership under the laws of the jurisdictions set forth opposite its name on Schedule I to this Opinion, and (c) has all requisite partnership power necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, in each case as described in the Disclosure Package and the Final Prospectus.

2.    Formation and Qualification of the Partnership Entities that are Limited Liability Companies. Each of DCP Midstream GP, LLC and the OLP GP (a) is validly existing in good standing as a limited liability company under the Delaware LLC Act, (b) is duly registered or qualified to do business and is in good standing as a foreign limited liability company under the laws of the jurisdictions set forth opposite its name on Schedule I to this Opinion, and (c) has all requisite limited liability company power necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, in each case as described in the Disclosure Package and the Final Prospectus.

3.    Power to Act as a General Partner. The General Partner has all requisite limited partnership power to act as general partner of the Partnership in all material respects as described in the Disclosure Package and the Final Prospectus. DCP Midstream GP, LLC has all requisite limited liability company power to act as general partner of the General Partner in all material respects as described in the Disclosure Package and the Final Prospectus. The OLP GP has all requisite limited liability company power to act as general partner of the Operating Partnership in all material respects as described in the Disclosure Package and Final Prospectus.

4.    Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a general partner interest in the Partnership represented by 2,924,536 general partner units in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware (the “DE UCC”) naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware (the “Filing Office”) as of the date set forth in the Search.

5.    Ownership of the General Partner. DCP Midstream GP, LLC is the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement; and DCP Midstream GP, LLC owns such general partner interest free and clear of all Liens in respect of which a financing statement under the DE UCC naming DCP Midstream GP, LLC as debtor is on file in the Filing Office as of the date set forth in the Search. DCP Midstream is the sole limited partner of the General Partner with a 99.999%

limited partner interest in the General Partner; such limited partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement and are fully paid (to the extent required under the GP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and DCP Midstream owns such limited partner interest free and clear of all Liens in respect of which a financing statement under the DE UCC naming DCP Midstream as debtor is on file in the Filing Office as of the date set forth in the Search.

6.    Ownership of the Operating Partnership. The OLP GP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the OLP Partnership Agreement; and the OLP GP owns such general partner interest free and clear of all Liens in respect of which a financing statement under the DE UCC naming the OLP GP as debtor is on file in the Filing Office as of the date set forth in the Search. The Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the OLP Partnership Agreement and is fully paid (to the extent required under the OLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens in respect of which a financing statement under the DE UCC naming the Partnership as debtor is on file in the Filing Office as of the date set forth in the Search.

7.    Ownership of the OLP GP. The Partnership is the sole member of the OLP GP with a 100% membership interest in the OLP GP; such membership interest has been duly authorized and validly issued in accordance with the OLP GP Limited Liability Company Agreement. Under the OLP GP Limited Liability Company Agreement and the Delaware LLC Act, the Partnership is not required to make any further payments for its purchase of such membership interest, will not be required to make any contributions to the OLP GP solely by reason of its ownership of such membership interest or its status as a member of the OLP GP, and has no personal liability for the debts, obligations, and liabilities of the OLP GP, whether arising in contract, tort or otherwise, solely by reason of being a member of the OLP GP, except in each case as provided in the OLP GP Limited Liability Company Agreement and except for its obligation to repay any funds wrongfully distributed to it as provided in Sections 18-607 and 18-804 of the Delaware LLC Act. The Partnership owns such membership interest free and clear of all Liens in respect of which a financing statement under the DE UCC naming the Partnership as debtor is on file in the Filing Office as of the date set forth in the Search.

8.    Ownership of the Sponsor Units and the Incentive Distribution Rights. The General Partner owns 1,887,618 Common Units and 100% of the Incentive Distribution Rights; all of such Common Units and the limited partner interests represented thereby and such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); such Common Units and Incentive Distribution Rights are owned, in each case, free and clear of all Liens in respect of which a financing statement under the DE UCC naming the General Partner as debtor is on file in the Filing Office as of the date set forth in the Search.

9.    Authority and Authorization. Each of the Partnership Entities has the requisite limited partnership or limited liability company power, as the case may be, to execute and deliver this Agreement and perform its respective obligations hereunder. The Operating Partnership has the requisite limited partnership power and authority to execute and deliver the Indenture and perform its obligations thereunder and to issue, sell and deliver the Notes, and the Partnership has the requisite limited partnership power and authority to execute and deliver the Indenture and perform its obligations thereunder and to issue and deliver the Guarantee, in each case in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement or the OLP Partnership Agreement, as the case may be, the Indenture, the Disclosure Package and the Final Prospectus. The execution and delivery by the Operating Partnership of the Notes have been duly authorized by all requisite limited partnership action on the part of the Operating Partnership, and the Global Note has been duly executed by the Operating Partnership. The execution and delivery by the Partnership of the Guarantee have been duly authorized by all requisite limited partnership action on the part of the Partnership, and the Guarantee has been duly executed by the Partnership in accordance with the provisions of the Indenture.

10.    Authorization, Execution and Delivery of Agreement. The execution and delivery by each Partnership Entity of this Agreement has been duly authorized by all requisite limited partnership action or limited liability company action, as the case may be, on the part of such Partnership Entity. This Agreement has been validly executed and delivered by each Partnership Entity.

11.    Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act. The execution and delivery by the Partnership and the Operating Partnership of, and the performance by the Partnership and the Operating Partnership of their respective obligations under, the Indenture, have been duly and validly authorized by all requisite limited partnership action on the part of the Partnership and the Operating Partnership. The Indenture has been duly executed and delivered by the Partnership and the Operating Partnership.

12.    Enforceability of the Partnership Agreement. The execution and delivery by the General Partner of the Partnership Agreement has been duly authorized by all requisite limited partnership action of such entity. The Partnership Agreement has been validly executed and delivered by the General Partner. The Partnership Agreement is a valid and legally binding agreement of the General Partner, and is enforceable against the General Partner in accordance with its terms; except that, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity, including without limitation, limitations on the availability of equitable remedies and the possible unavailability of specific performance, injunctive relief or other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

13.    No Conflicts. None of (a) the offering, issuance and sale by the Operating Partnership of the Notes or the Partnership of the Guarantee, (b) the execution and delivery by each Partnership Entity that is a party to this Agreement or the Indenture of, or the performance by any of the Partnership Entities of its obligations under, this Agreement and the Indenture and (c) the consummation by the Partnership Entities of the transactions contemplated by this Agreement or the Indenture, violates or results in a breach, or default (or would, cause any event to occur that, with notice or lapse of time or both, would constitute such a default) of, or imposition of any Lien upon any property or assets of any Partnership Entity pursuant to, (i) the Partnership Entities’ Charter Documents, (ii) any other agreement filed as an exhibit to the Registration Statement (including the exhibits to the documents incorporated by reference therein) or (iii) the Delaware LP Act, the Delaware LLC Act, or federal law, which violations, breaches, defaults or impositions of any Liens, in the case of clauses (ii) or (iii), would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement; provided, however, that no opinion is expressed pursuant to this paragraph 13 with respect to securities and antifraud statutes, rules or regulations.

14.    No Consents. Except for the registration of the Securities under the Act, no Governmental Approval is required for the execution and delivery by the Partnership Entities of this Agreement and the Indenture by any of the Partnership Entities that are party thereto, or the incurrence or performance of the Partnership Entities’ respective obligations under this Agreement or the Indenture and the consummation by the Partnership Entities of the transactions contemplated thereby, including the offering, issuance and sale by the Operating Partnership of the Notes or the Partnership of the Guarantee, except for such (A) as have been obtained or made, (B) as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters, (C) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect if not obtained or made or (D) as have been disclosed in the Disclosure Package or the Final Prospectus.

15.    Description of the Indenture and the Securities. The statements under the captions “Description of the Debt Securities” and “Description of the Notes” in the Disclosure Package and the Final Prospectus, insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein.

16.    Tax Opinion. The statements set forth in the Registration Statement, the Disclosure Package and the Final Prospectus under the caption “Material U.S. Federal Income Tax Consequences” insofar as they purport to constitute legal conclusions or, as to those matters as to which no legal conclusions are provided, a summary of federal income tax law of the United States of America (except for any representations and statements of fact by the Partnership and the General Partner, as to which Holland & Hart LLP will express no opinion) accurately state such conclusions and summarize the matters described therein in all material respects, subject to the assumptions, limitations and qualifications set forth therein and herein.

17.    Effectiveness of Registration Statement. The Registration Statement became effective under the Act upon its filing with the Commission on November 8, 2017; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Preliminary Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such rule.

18.    Investment Company Act. None of the Partnership Entities or Operating Subsidiaries is now, and as a consequence of and immediately following, the sale of the Securities to be sold by the Operating Partnership and the Partnership hereunder and the application of the net proceeds from such sale as described in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds,” will they be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon (i) written representations of (or made on behalf of) the Partnership Entities and the officers and other representatives of the Partnership Entities, (ii) representations made by the Partnership Entities in or pursuant to this Agreement, and (iii) information obtained from public officials, (B) assume (i) the genuineness of all signatures on all agreements, instruments and documents reviewed by them, (ii) the legal capacity of all natural persons who executed any agreements, instruments and documents reviewed, including on behalf of any entity, by them, (iii) the accuracy and completeness of all of the agreements, instruments and documents reviewed by them, (iv) the authenticity of all agreements, instruments and documents submitted to them as originals, and the conformity to authentic original agreements, instruments and documents of all agreements, instruments and documents submitted to them as facsimile, certified, electronic or photostatic copies, (v) the parties to all agreements, instruments and documents reviewed by them, other than the Partnership Entities, had the corporate, limited liability company or other power to enter into and perform all of their respective obligations under such agreements, instruments and documents, (vi) other than with respect to the Partnership Entities, the due authorization by all requisite corporate, limited liability company or other action of, and the due execution and delivery, by or on behalf of such parties to all agreements, instruments and documents reviewed by them, (vii) the legality, validity, binding effect, and enforceability of each agreement, instrument and document reviewed by them on the parties thereto (other than the General Partner with respect to the Partnership Agreement), and (viii) the parties to each such agreement, instrument and document have not acted in a manner since its date of effectiveness that would effect an amendment to, or modify the interpretation of, such agreement, instrument or document, (C) state that their opinion is limited to federal laws, the Delaware LP Act, and the Delaware LLC Act, (D) with respect to the opinions expressed in paragraphs 1 and 2 above as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Annex I (each of which will be dated not more than fourteen days prior to such settlement date and shall be provided to the Underwriters), (E) state that they express no opinion with respect to any permits to own or operate any real or personal property, (F) state that they express no opinion with respect to title of any of the Partnership Entities to any of their respective real or personal property or the accuracy or descriptions of real or personal property, and (G) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the partners or members of the Partnership Entities may be subject.

In addition, such counsel shall state (and may so state in a separate letter) that they have participated in conferences with officers and other representatives of the Partnership Entities, with representatives of the independent registered public accounting firms for the Partnership, with counsel for the Underwriters and with representatives of the Underwriters, at which the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Final Prospectus (except as and to the extent set forth in paragraphs 15 and 16 above), on the basis of the participation described above and the information gained in the course of acting as counsel to the Partnership, no facts have come to the attention of such counsel that have led them to believe that:

(i)    the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)    the Disclosure Package, as of the Execution Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii)    the Final Prospectus, as of its date and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided, however, that such counsel need not express any view, belief or comment with respect to (A) the form, accuracy, completeness or fairness of the financial statements and related schedules, including the notes and supporting schedules thereto and the auditors’ reports thereon, or other financial or accounting information and data included in or omitted from the Registration Statement, the Disclosure Package or the Final Prospectus or any further amendment or supplement thereto, (B) the Form T-1 included as an exhibit to the Registration Statement or (C) the representations and warranties and other statements of fact included in the exhibits to the Registration Statement (including the exhibits to documents incorporated by reference therein).

Such counsel shall also state (and may so state in a separate letter) that each of the Registration Statement, as of the latest Effective Date, and the Final Prospectus, as of its date and the Closing Date (except such counsel need not express any view, belief or comment as to the financial statements and related schedules, including the notes and supporting schedules thereto and the auditors’ reports thereon, and other financial or accounting information and data included therein or omitted therefrom or any further amendment or supplement thereto), appeared or appear on its face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations promulgated thereunder (except that such counsel need not express any view, belief or comment as to Regulation S-T promulgated thereunder).

Exhibit B

Opinion of Mayer Brown LLP

1.    Enforceability of the Indenture. The Indenture constitutes a valid and legally binding agreement of the Partnership and the Operating Partnership, enforceable against the Partnership and the Operating Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as rights to indemnification may be limited by applicable law and public policy considerations.

2.    Valid Issuance of the Notes. The Notes are in the form contemplated by the Indenture, and when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price as specified in this Agreement, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

3.    Valid Issuance of the Guarantee. When the Notes have been duly executed, authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price for the Notes as specified in this Agreement, the Guarantee will constitute a valid and legally binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to the laws of the State of New York, (D) assume due authorization, execution and delivery by the parties of all documents submitted to them and (E) assume that the obligations of parties other than the Partnership and the Operating Partnership to all documents submitted to them, including the Indenture, are valid, binding and enforceable.

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Exhibit C

Opinion of Brent L. Backes

1.    Capitalization. The issued and outstanding partnership interests of the Partnership consist of 143,317,328 Common Units, 2,924,536 general partner units, 500,000 Series A Preferred Units representing limited partner units, 6,450,000 Series B Preferred Units representing limited partner units, 4,400,000 Series C Preferred Units representing limited partner units, and the Incentive Distribution Rights.

2.    Enforceability of Certain Agreements.

(a)    The GP Partnership Agreement has been duly authorized, executed and delivered by DCP Midstream GP, LLC and DCP Midstream and is a valid and legally binding agreement of DCP Midstream GP, LLC and DCP Midstream, enforceable against DCP Midstream GP, LLC and DCP Midstream in accordance with its terms;

(b)    the DCP Midstream GP, LLC Limited Liability Company Agreement has been duly authorized, executed and delivered by DCP Midstream and is a valid and legally binding agreement of DCP Midstream, enforceable against DCP Midstream in accordance with its terms;

(c)    the OLP Partnership Agreement has been duly authorized, executed and delivered by the OLP GP and the Partnership and is a valid and legally binding agreement of the OLP GP and the Partnership, enforceable against the OLP GP and the Partnership in accordance with its terms; and

(d)    the OLP GP Limited Liability Company Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

provided that, with respect to each agreement described in this paragraph 2, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

3.    Ownership of the Operating Subsidiaries. The Partnership directly or indirectly owns the respective percentages of the outstanding capital stock, membership interests or partnership interests, as the case may be, of each Operating Subsidiary as set forth on Schedule II to this Agreement; all such capital stock, membership interests or partnership interests have been duly authorized and validly issued in accordance with the respective Operating Subsidiaries Operative Documents and, in the case of a corporation, limited partnership or general partnership (except with respect to Jackson Pipeline Company) are fully paid (to the extent required under the applicable Operating Subsidiaries Operative Documents)

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and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act or Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, as the case may be, or any corollary provision of the statutes of any other applicable state of organization); and, in the case of a limited liability company, each of the owners of such membership interest is not required to make any further payments for its purchase of such membership interest, will not be required to make any contributions to an Operating Subsidiary solely by reason of its ownership of such membership interest or its status as a member of such Operating Subsidiary, and have no personal liability for the debts, obligations, and liabilities of such Operating Subsidiary, whether arising in contract, tort or otherwise, solely by reason of being a member of such Operating Subsidiary, except in each case as provided in the applicable Operating Subsidiaries Operative Documents and except for its obligation to repay any funds wrongfully distributed to it as provided in Sections 18-607 and 18-804 of the Delaware LLC Act.

4.    No Conflicts. None of (a) the offering, issuance and sale by the Operating Partnership of the Notes or the Partnership of the Guarantee, (b) the execution, delivery and performance of this Agreement and the Indenture by any of the Partnership Entities that are party thereto and (c) the consummation by any of the Partnership Entities of the transactions contemplated by this Agreement or the Indenture violates, or results in a breach, violation, or default under (and no event has occurred that, with notice or lapse of time or both, would constitute such a default) or imposition of any Lien upon any property or assets of any of the Partnership Entities pursuant to (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel (excluding the Charter Documents and any other agreements and instruments listed as exhibits to the Registration Statement (including the exhibits to the documents incorporated by reference therein)) to which any Partnership Entity or its respective properties is bound, or (ii) any order, judgment, decree or injunction known to such counsel of any court or governmental agency or body to which any of the Partnership Entities or any of their properties is subject, which conflicts, breaches, defaults, violations or Liens would reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to perform its obligations under this Agreement.

5.    No Preemptive Rights, Registration Rights or Options. Except as described in the Disclosure Package and the Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of any of the Partnership Entities or the Operating Subsidiaries, pursuant to the Charter Documents, the Operating Subsidiaries Operative Documents or any other agreement or instrument known to such counsel. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Partnership Entities or the Operating Subsidiaries, other than as described in the Disclosure Package and the Final Prospectus, provided in the Partnership Agreement, or as have been waived or satisfied.

6.    Litigation. To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities or Operating Subsidiaries is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus but are not so described as required by the Act or the Exchange Act.

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7.    Contracts to be Described or Filed. To the knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus or to be filed as exhibits to the Registration Statement (including the exhibits to the documents incorporated by reference therein) that are not described or filed as required by the Act or the Exchange Act.

In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Partnership Entities, representatives of the independent registered public accounting firm of the Partnership, with counsel for the Underwriters and representatives of the Underwriters, at which the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Final Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead him to believe that:

(A) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B) the Disclosure Package, as of the Execution Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C) the Final Prospectus, as of its date and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditors’ reports thereon, or any other financial or accounting information and data included in or omitted from the Registration Statement, the Disclosure Package or the Final Prospectus or any further amendment or supplement thereto), and (ii) the representations and warranties and other statements of fact included in the exhibits to the Registration Statement (including the exhibits to documents incorporated by reference therein).

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that his opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Colorado and (D) state that he expresses no opinion with respect to (i) the accuracy or descriptions of real or personal property, (ii) any permits to own or operate any real or personal property and (iii) state or local taxes or tax statutes to which any of the limited partners of any of the Partnership Entities may be subject.

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